Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350

In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2026 (the “Form 10-Q”) of Skyline Bankshares, Inc. (the “Company”), we, Blake M. Edwards, Chief Executive Officer of the Company, and Lori C. Vaught, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

(a)	the Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)

the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-Q.

By:	/s/ Blake M. Edwards	Date: August 14, 2026
Blake M. Edwards
President and Chief Executive Officer

By:	/s/ Lori C. Vaught	Date: August 14, 2026
Lori C. Vaught
Chief Financial Officer